Investor Presentation May 5, 2022

May 4, 2022 P.2 Safe harbor FORWARD-LOOKING STATEMENTS ▪ This presentation contains certain forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. The words “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “aspiration,” “objective,” “project,” “believe,” “continue,” “on-track” or “target” or the negative thereof and similar expressions, among others, identify forward-looking statements. All forward looking statements are based on information currently available to management. Such forward-looking statements are subject to certain risks and uncertainties that could cause events and the Company’s actual results to differ materially from those expressed or implied. Please see the disclosure regarding forward-looking statements immediately preceding Part I of the Company’s Annual Report on the most recently filed Form 10-K. The company assumes no obligation to update any forward-looking statements. REGULATION G ▪ This presentation includes certain non-GAAP financial measures like Adjusted EBITDA and other measures that exclude special items such as restructuring and other unusual charges and gains that are volatile from period to period. Management of the company uses the non-GAAP measures to evaluate ongoing operations and believes that these non-GAAP measures are useful to enable investors to perform meaningful comparisons of current and historical performance of the company. All non-GAAP data in the presentation are indicated by footnotes. Tables showing the reconciliation between GAAP and non-GAAP measures are available at the end of this presentation and on the Greif website at www.greif.com

Greif: the leading industrial packaging solutions provider

FY21 Net Sales by Segment



0.4%
39.9%
59.7%

- Global Industrial Packaging*
- Paper Packaging & Services
- Land Management

* Flexible Products & Services business (FPS) contributed 9.6% of GIP and 5.7% of Total Company net sales in 2021

FY21 Adj. EBITDA[2] by Segment



1.2%
39.5%
59.3%

- Global Industrial Packaging*
- Paper Packaging & Services
- Land Management

* Flexible Products & Services business (FPS) contributed 7.4% of GIP and 4.4% of Total Company net sales in 2021

Leading Positions in Multiple Packaging Substrates[1]

Fiber and Mills

Uncoated recycled boxboard (URB)



#2

Coated recycled boxboard (CRB)



#3

Recovered fiber group



Converted Products

Steel



#1

Tube & Core



#2

Fibre



#1

Plastic



#2

Industrial Closures



#1

Rigid IBCs



#3

Financial Performance

	FY21	FY20	FY18
Net Sales	$5.5B	$4.5B	$3.9B
Adj. EBITDA[2]	$764M	$643M	$503M
Adj. EBITDA Margin	13.8%	14.2%	13.0%
Adj. Free Cash Flow[2]	$274M	$346M	$179M

GREIF PACKAGING SUCCESS TOGETHER™

(1) Ranking denotes global product category for GIP products and North America product category for PPS products. Based on company estimates.
(2) A summary of all adjustments that are included in Adj. EBITDA and Adj. Free Cash Flow is set forth in the appendix of this presentation
Note: A reconciliation of the differences between all non-GAAP financial measures used in this presentation with the most directly comparable GAAP financial measures is included in the appendix of this presentation.

May 4, 2022 | P.3

May 4, 2022 P.4 Fiscal Year (FY) 2021 key highlights Delivered record financial performance Advanced key financial priorities and enhanced shareholder returns Accelerated ESG strategy and improved colleague engagement Positioned for an even stronger Fiscal 20222,3 ✓Record Adj. EBITDA1: $764.2M ✓Record Adj. Class A EPS1: $5.60/sh ✓Compliance leverage ratio = 2.49x (high end of 2.0 – 2.5x targeted range) ✓ Increased dividend in line with stated commitment ✓ Introduced new science aligned greenhouse gas emissions reduction target and achieved record waste to landfill diversion rate ✓Achieved top decile colleague engagement rating and recognized as leading US workplace ✓FY increased Guidance announced March 2, 2022: ►Adj. Class A EPS: $6.30 – $6.90 ►Adj. Free Cash Flow: $380 – $440M (1) A summary of all adjustments that are included in Adjusted EBITDA and Adjusted Class A EPS is set forth in the appendix of this presentation. (2) No reconciliation of the fiscal 2022 Class A earnings per share before adjustments guidance or tax rate excluding the impact of adjustments guidance, both non-GAAP financial measures which exclude gains and losses on the disposal of businesses, timberland and properties, plants and equipment, non-cash pension settlement (income) charges, acquisition and integration related costs, incremental COVID-19 costs, net, restructuring and impairment charges, is included in this release because, due to the high variability and difficulty in making accurate forecasts and projections of some of the excluded information, together with some of the excluded information not being ascertainable or accessible, we are unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measure without unreasonable effortNote: A reconciliation of the differences between all non-GAAP financial measures used in this presentation with the most directly comparable GAAP financial measures is included in the appendix of this presentation. (3) A reconciliation of 2022 adjusted free cash flow guidance to forecasted net cash provided by operating activities, the most directly comparable GAAP financial measure is included in the appendix of this presentation. Note: A reconciliation of the differences between all non-GAAP financial measures used in this presentation with the most directly comparable GAAP financial measures is included in the appendix of this presentation.

May 4, 2022 P.5 Completed divestiture of Flexible Products & Services Completed divestiture on March 31, 2022 • Divested Greif’s 50% ownership stake in FPS to Gulf Refined Packaging for $123 million, subject to certain conditions and post closing adjustments ‒ Internal review concluded FPS could more efficiently deploy capital and pursue opportunities faster under a single ownership ‒ Proceeds to be applied to debt repayment • FY increased Guidance announced March 2, 2022, adjusted to consider exclusion of FPS ‒ FPS contribution to Greif during ownership period was less than 6% of net sales and less than 5% of EBITDA

May 4, 2022 P.6 Volumes and Sales Quarter-to-Date (FQ2 2022) -1% 0% 1% 2% 3% 4% 5% 6% 7% Steel Drums Intermediate Bulk Containers (IBCs) Corrugated Sheets Tube / Cores Solid performance across most of the business during FQ2 2022 FQ2 ’22 vs. FQ2 ’21 Volume Snapshot (per day basis)1 ✓ Volumes through March 2022 indicate generally in line or stronger YoY performance. Versus prior year: ► Global steel drum volume down low-single-digits ► Global IBC volume up low-single-digits ► Corrugated sheets up low-single-digits ► Tube and cores up mid-single-digits ✓ Pricing through March 2022 above internal expectations given higher steel price indices and better than anticipated realization in Paper Packaging (1) FQ2 Includes February and March performance, but excludes April performance, which is not yet available. GEF’s actual Fiscal 2nd Quarter includes the February through April 2022 time period.

Protecting Our Future – Greif 2021 Sustainability Report



Key Highlights

- Achieved >90% waste diverted from landfill at 149 facilities, including 50 facilities at our Zero Waste to Landfill target
- Advancing Greif Diversity, Equity & Inclusion efforts through Colleague Resource Groups (CRG) and Talent Attraction and Management
- Driving Circularity with nearly $900mm in Revenue from Sustainability-linked projects and ~95k metric tons of Virgin Materials Saved

Awards and Recognition

- Gold Rating by EcoVadis for the 4th consecutive year and recognized by CDP with a score of B, demonstrating excellence in carbon management
- Recognized as one of both Newsweek's America's Most Responsible Companies & Most Loved Workplaces

13th consecutive annual report highlights efforts to advance our environmental, social and governance (ESG) priorities

GREIF PACKAGING SUCCESS TOGETHER®

May 4, 2022 | P.7

May 4, 2022 P.8 Greif Investor & Analyst Day 2022 Thursday June 23, 2022 Please kindly RSVP by Wednesday, June 1, 2022 by contacting: InvestorDay@Greif.com We look forward to seeing you at the event! Event: 7:30am – 12:30pm EST Presentation: 8:30am – 11:30am EST Convene at 75 Rockefeller Plaza 75 Rockefeller Plaza New York, New York

Reconciliation Tables

May 4, 2022 P.10 GAAP to Non-GAAP Reconciliation: Segment and Consolidated Financials: Operating Profit to Adjusted EBITDA Note: Adjusted EBITDA is defined as net income, plus interest expense, net, plus income tax expense, plus depreciation, depletion and amortization expense, plus restructuring charges, plus acquisition and integration related costs, plus non-cash asset impairment charges, plus non-cash pension settlement charges (income), plus incremental COVID-19 costs, net, plus loss (gain) on disposal of properties, plants, equipment and businesses, net, plus timberland gains, net.

GAAP to Non-GAAP Reconciliation:

Adjusted Free Cash Flow

	Twelve Months Ended October 31,						
(in millions)	2015	2016	2017	2018	2019	2020	2021
Net cash provided by operating activities	206.3	301.0	305.0	253.0	389.5	454.7	396.0
Cash paid for purchases of properties, plants and equipment	(135.8)	(100.1)	(96.8)	(140.2)	(156.8)	(131.4)	(140.7)
Free Cash Flow	70.5	200.9	208.2	112.8	232.7	323.3	255.3
Cash paid for acquisition-related costs	0.3	0.2	0.7	0.7	29.7	17.0	9.1
Cash paid for acquisition-related ERP systems	-	-	-	-	0.3	3.3	6.4
Cash paid for incremental COVID-19 costs, net	-	-	-	-	-	2.6	3.3
Cash paid for debt issuance costs	-	-	-	-	5.1	-	-
Cash paid for additional U.S. pension contributions	-	-	-	65.0	-	-	-
Cash provided by operating activites in Venezuela	(4.1)	-	-	-	-	-	-
Cash paid for capital expenditures in Venezuela	14.0	-	-	-	-	-	-
Adjusted Free Cash Flow	80.7	201.1	208.9	178.5	267.8	346.2	274.1

GREIF PACKAGING SUCCESS TOGETHER™

Note: Adjusted free cash flow is defined as net cash provided by operating activities, less cash paid for purchases of properties, plants and equipment, plus cash paid for acquisition and integration related costs, plus cash paid for incremental COVID-19 costs, net, plus cash paid for acquisition and integration related Enterprise Resource Planning (ERP) systems.

May 4, 2022 | P.11

May 4, 2022 P.12 GAAP to Non-GAAP Reconciliation: Projected 2022 Adjusted Free Cash Flow Guidance Note: Adjusted free cash flow is defined as net cash provided by operating activities, less cash paid for purchases of properties, plants and equipment, plus cash paid for acquisition and integration related costs, plus cash paid for acquisition and integration related Enterprise Resource Planning (ERP) systems.

GAAP to Non-GAAP Reconciliation:

Historical Net Income and Class A Earnings Per Share Excluding Adjustments

(in millions, excpet for per share amounts)	Income before Income Tax (Benefit) Expense and Equity Earnings of Unconsolidated Affiliates, net	Income Tax (Benefit) Expense	Equity Earnings	Non-Controlling Interest	Net Income (Loss) Attributable to Greif, Inc.	Diluted Class A Earnings Per Share
Twelve Months Ended October 31, 2021	$ 478.6	$ 69.6	$ (4.2)	$ 22.5	$ 390.7	$ 6.54
Restructuring charges	23.1	5.2	-	1.3	16.6	$ 0.26
Acquisition and integration related costs	9.1	2.2	-	-	6.9	$ 0.12
Non-cash asset impairment charges	8.9	1.6	-	0.1	7.2	$ 0.12
Non-cash pension settlement charges	9.1	2.1	-	-	7.0	$ 0.12
Incremental COVID-19 costs, net	3.3	0.9	-	0.3	2.1	$ 0.04
Gain on disposal of properties, plants, equipment and businesses, net	(3.5)	(0.3)	-	0.1	(3.3)	$ (0.06)
Timberland gains, net	(95.7)	(3.0)	-	-	(92.7)	$ (1.54)
Excluding Adjustments	$ 432.9	$ 78.3	$ (4.2)	$ 24.3	$ 334.5	$ 5.60
Twelve Months Ended October 31, 2020	$ 186.1	$ 63.3	$ (1.5)	$ 15.5	$ 108.8	$ 1.83
Restructuring charges	38.7	9.0	-	1.0	28.7	$ 0.48
Acquisition and integration related costs	17.0	4.1	-	-	12.9	$ 0.22
Non-cash asset impairment charges	18.5	3.9	-	-	14.6	$ 0.25
Non-cash pension settlement charges	0.3	-	-	-	0.3	$ 0.01
Incremental COVID-19 costs, net	2.6	0.7	-	-	1.9	$ 0.03
Loss on disposal of properties, plants, equipment and businesses, net	19.6	(4.7)	-	0.6	23.7	$ 0.40
Excluding Adjustments	$ 282.8	$ 76.3	$ (1.5)	$ 17.1	$ 190.9	$ 3.22
Twelve Months Ended October 31, 2019	$ 262.0	$ 70.7	$ (2.9)	$ 23.2	$ 171.0	$ 2.89
(Gain) loss on disposal of properties, plants, equipment and businesses, net	(10.2)	(2.4)	-	(2.5)	(5.3)	$ (0.09)
Restructuring charges	26.1	4.4	-	0.8	20.9	$ 0.36
Non-cash asset impairment charges	7.8	1.9	-	0.1	5.8	$ 0.10
Acquisition and integration related costs	29.7	4.3	-	-	25.4	$ 0.43
Debt extinguishment charges	22.0	5.3	-	-	16.7	$ 0.28
Tax net benefit resulting from the Tax Reform Act	-	0.5	-	-	(0.5)	$ (0.01)
Excluding Adjustments	$ 337.4	$ 84.7	$ (2.9)	$ 21.6	$ 234.0	$ 3.96
Twelve Months Ended October 31, 2018	$ 299.8	$ 73.3	$ (3.0)	$ 20.1	$ 209.4	$ 3.55
(Gain) loss on disposal of properties, plants, equipment and businesses, net	(6.4)	(0.9)	-	(0.5)	(5.0)	$ (0.09)
Restructuring charges	18.6	3.1	-	0.6	14.9	$ 0.26
Non-cash asset impairment charges	8.3	1.5	-	-	6.8	$ 0.11
Acquisition and integration related costs	0.7	-	-	-	0.7	$ 0.01
Non-cash pension settlement charge	1.3	0.2	-	-	1.1	$ 0.02
Provisional tax net benefit resulting from the Tax Reform Act	-	19.2	-	-	(19.2)	$ (0.33)
Excluding Adjustments	$ 322.3	$ 96.4	$ (3.0)	$ 20.2	$ 208.7	$ 3.53

(in millions, excpet for per share amounts)	Income before Income Tax (Benefit) Expense and Equity Earnings of Unconsolidated Affiliates, net	Income Tax (Benefit) Expense	Equity Earnings	Non-Controlling Interest	Net Income (Loss) Attributable to Greif, Inc.	Diluted Class A Earnings Per Share
Twelve Months Ended October 31, 2017	$ 200.3	$ 67.2	$ (2.0)	$ 16.5	$ 118.6	$ 2.02
(Gain) loss on disposal of properties, plants, equipment and businesses, net	1.3	(0.7)	-	(0.2)	2.2	$ 0.04
Restructuring charges	12.7	(2.2)	-	0.6	14.3	$ 0.24
Non-cash asset impairment charges	20.8	0.1	-	0.1	20.6	$ 0.35
Acquisition and integration related costs	0.7	0.2	-	-	0.5	$ 0.01
Non-cash pension settlement charge	27.1	10.2	-	-	16.9	$ 0.29
Excluding Adjustments	$ 262.9	$ 74.8	$ (2.0)	$ 17.0	$ 173.1	$ 2.95
Twelve Months Ended October 31, 2016	$ 141.2	$ 66.5	$ (0.8)	$ 0.6	$ 74.9	$ 1.28
(Gain) loss on disposal of properties, plants, equipment and businesses, net	4.2	(2.1)	-	(0.7)	7.0	$ 0.12
Restructuring charges	26.9	4.9	-	2.9	19.1	$ 0.33
Non-cash asset impairment charges	51.4	5.2	-	3.8	42.4	$ 0.71
Acquisition and integration related costs	0.2	0.1	-	-	0.1	$ -
Excluding Adjustments	$ 223.9	$ 74.6	$ (0.8)	$ 6.6	$ 143.5	$ 2.44
Twelve Months Ended October 31, 2015	$ 114.8	$ 48.4	$ (0.8)	$ (4.7)	$ 71.9	$ 1.23
(Gain) loss on disposal of properties, plants, equipment and businesses, net	2.2	3.5	-	1.5	(2.8)	$ (0.05)
Timberland gains	(24.3)	(9.4)	-	-	(14.9)	$ (0.25)
Restructuring charges	40.0	7.7	-	4.1	28.2	$ 0.48
Non-cash asset impairment charges	45.9	5.2	-	-	40.7	$ 0.69
Acquisition and integration related costs	0.3	0.1	-	-	0.2	$ -
Venezuela devaluation of invesntory on other income/expense	(4.9)	-	-	-	(4.9)	$ (0.08)
Venezuela devaluation of invesntory on cost of products sold	9.3	-	-	-	9.3	$ 0.16
Excluding Adjustments	$ 183.3	$ 55.5	$ (0.8)	$ 0.9	$ 127.7	$ 2.18

GREIF PACKAGING SUCCESS TOGETHER™

May 4, 2022 | P.13

Credit Agreement Leverage Ratio

Trailing Twelve Month Credit Agreement EBITDA (in millions)	TTM 7/31/2020	TTM 10/31/2020	TTM 01/31/2021	TTM 04/30/2021	TTM 07/31/2021	TTM 10/31/2021
Net income	146.1	124.3	119.1	257.3	351.3	459.3
Plus: Interest expense, net	122.2	115.8	110.3	107.7	101.8	92.7
Plus: Income tax expense	57.2	63.3	58.0	48.8	75.0	23.5
Plus: Depreciation, depletion and amortization expense	241.7	242.5	240.5	238.1	236.3	234.4
EBITDA	567.2	545.9	527.9	651.9	764.4	809.9
Plus: Restructuring charges	32.6	38.7	38.5	46.1	30.7	23.1
Plus: Acquisition and integration related costs	21.0	17.0	13.9	10.9	9.7	9.1
Plus: Non-cash asset impairment charges	22.6	18.5	19.7	18.6	3.1	8.9
Plus: Non-cash pension settlement income	(0.1)	0.3	8.9	9.0	9.4	9.1
Plus: Incremental COVID-19 costs, net	1.9	2.6	3.2	3.5	3.3	3.3
Plus: (Gain) loss on disposal of properties, plants, equipment, and businesses	29.7	19.6	21.6	(15.3)	(17.5)	(3.5)
Plus: Timberland gains, net	-	-	-	(95.7)	(95.7)	(95.7)
Adjusted EBITDA	674.9	642.6	633.7	629.0	707.4	764.2
Credit Agreement adjustments to EBITDA	0.1	(4.3)	(5.2)	34.0	31.7	33.6
Credit Agreement EBITDA	675.0	638.3	628.5	663.0	739.1	797.8

Adjusted Net Debt (in millions)	Q3'20	Q4'20	Q1'21	Q2'21	Q3'21	Q4'21
Long-term debt	2,535.3	2,335.5	2,359.6	2,154.6	2,089.7	2,054.8
Short-term borrowings	2.6	28.4	46.2	44.7	57.6	50.5
Current portion of long-term debt	99.7	123.1	133.6	114.1	120.3	120.3
Total debt	2,637.6	2,487.0	2,539.4	2,313.4	2,267.6	2,225.6
Credit Agreement adjustments to debt	(24.7)	(47.3)	(55.2)	(90.9)	(88.4)	(115.9)
Adjusted debt	2,612.9	2,439.7	2,484.2	2,222.5	2,179.2	2,109.7
Less: Cash	(98.5)	(105.9)	(101.4)	(110.4)	(99.8)	(124.6)
Adjusted net debt	2,514.4	2,333.8	2,382.8	2,112.1	2,079.4	1,985.1
Leverage Ratio	3.72x	3.66x	3.79x	3.19x	2.81x	2.49x

GREIF PACKAGING SUCCESS TOGETHER™

(1) Adjustments to EBITDA are specified by the 2019 Credit Agreement and include certain timberland gains, equity earnings of unconsolidated affiliates, net of tax, certain acquisition savings, deferred financing costs, capitalized interest, and other items.

(2) Adjustments to net debt are specified by the 2019 Credit Agreement and include the European accounts receivable program, letters of credit, deferred financing costs, and derivative balances.

May 4, 2022 | P.14